UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

DynCorp International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-127343	52-2287126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8445 Freeport Parkway, Suite 400, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 302-1460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 18, 2006, the sole manager of DynCorp International LLC (the “Company”) adopted the DynCorp International Executive Incentive Plan (the “Executive Plan”), the DynCorp International Management Incentive Plan (the “Management Plan” together with the Executive Plan, the “Plans”), and the DynCorp International Key Contributor Plan (the “Key Contributor Plan”).

The Plans are annual performance-based incentive plans for the payment of incentive awards to certain officers, senior and mid-level managers and key-employees (the “Participants”). Under the Plans, awards are paid to Participants who have a significant impact on the Company’s strategy, performance and profitability which directly impacts the financial performance of the Company and its wholly owned subsidiaries and increase shareholder value. Participation in each of the Plans precludes eligibility for performance in any other cash incentive plan(s) provided by the Company. The awards are made based on the Company’s financial performance during the fiscal year (the “Plan Year”) and achievement targets for each Participant. The target award is reflected as a percentage of each Participant’s base salary target (the “Target Award Percentage”) to be multiplied by the ratio of actual-to-target performance and achievement. Target Award Percentages range from 20% to 100% under the Executive Plan and 10%-40% under the Management Plan.

The Key Contributor Plan is available to all salaried employees and cash awards ranging from $500 to $5000 are made to employees for extraordinary performance both in within and in addition to their assigned responsibilities who have been nominated by their managers and approved by their division presidents.

The aggregate amount of awards in any Plan Year will not exceed the amount approved by the board of managers and available for awards at the end of the Plan Year.

The foregoing description of the Executive Plan, the Management Plan and the Key Contributor Plan are qualified in their entirety by reference to the full text of such plans included as exhibits to this Form 8-K which are also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	The DynCorp International LLC Executive Incentive Plan

10.2	The DynCorp International LLC Management Incentive Plan

10.3	The DynCorp International LLC Key Contributor Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International LLC.

Date: April 4, 2006	/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President, Chief Financial Officer, and Treasurer (principal financial and accounting officer)